LOTO INC.

NAC INVESTMENT LTD.

SHARE CANCELLATION AGREEMENT

THIS SHARE CANCELLATION AGREEMENT (this “Agreement”), dated as of June 20, 2011, is made by and between Loto Inc., a Nevada corporation (the “Company”) and NAC Investment Ltd. (the “Holder”).

WHEREAS, the Holder is currently the owner of two million five hundred thousand (2,500,000) shares of Company common stock, par value of $0.0001 per share (the “Shares”). The Holder purchased the Shares for a cash consideration of $25,000.00;

WHEREAS, the Holder desires to obtain a general release from the Company in exchange for the sale and cancellation of the Shares;

WHEREAS, the Company desires to acquire the Shares for cancellation and enter into mutual general releases with the Holder;

NOW, THEREFORE, In consideration of the premises, covenants and releases hereof and other good and valuable consideration, the adequacy of which is acknowledged and agreed by all parties to be sufficient in all respects, the parties hereby agree as follows:

1.            Purchase, Tender and Cancellation; Stock Power. The Holder herewith tenders the Shares to the Company for sale for $25,000.00 with the express purpose of cancellation of the Shares on the books, records and share registry of the Company to be deemed effective as of such date as deemed reasonably necessary and convenient by the Company. It is expressly acknowledged by the parties hereto that the Shares shall not be cancelled until after the $25,000.00 is paid in full. This Agreement shall be deemed to constitute a bona fide stock power for purposes of tender and cancellation of the Shares without supplemental documentation and express waiver on the part of the Company of a medallion signature guaranty of the Holder.

2.            Releases.

(a)         In consideration for the tender and cancellation of the Shares, the Company, except with respect to the Holder’s obligations under this Agreement, hereby releases and forever discharges the Holder from any and all claims, demands, proceedings, causes of actions (including rights of contribution, if any) court orders, obligations, contracts and agreements (express or implied), debts or liabilities under or related to the Shares, the Company or its predecessors in interest, including any liability or obligation arising under or pursuant to any stockholder agreement, indemnity agreements, employment agreement or other compensation agreement, accrued and unpaid compensation or any claim for indemnification pursuant to the Governing Instruments of the Company, in each case, whether known or unknown, suspected or unsuspected, both at law or in equity, which the Company now has, ever had or hereafter has against the Holder.

(b)        In consideration for the covenants and releases contained herein, the Holder, except with respect to the Company’s obligations under this Agreement, hereby releases and forever discharges the Company from any and all claims, demands, proceedings, causes of actions (including rights of contribution, if any) court orders, obligations, contracts and agreements (express or implied), debts or liabilities under or related to the Shares or the Holder or his predecessors in interest, including any liability or obligation arising under or pursuant to any stockholder agreement, indemnity agreements, employment agreement or other compensation agreement, accrued and unpaid compensation or any claim for indemnification pursuant to the Governing Instruments of the Company, in each case, whether known or unknown, suspected or unsuspected, both at law or in equity, which the Holder now has, ever had or hereafter has against the Company.

3.            Further Assurances. Each of the parties hereto shall promptly do such further acts and things, including execution and delivery of any and all supplemental instruments, certificates, powers and other documents as may be reasonably requested by the Company in order to carry out the intent of this Agreement.

4.            Amendments and Supplements. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of the Holder and the Company, as the duly authorized agent for the benefit of the Holder, by their duly authorized officers or representatives.

5.            Non-Agency. Nothing in this Agreement shall be construed to constitute either party the agent of the other or to constitute the parties as partners or members of a joint venture, nor shall any similar relationship be deemed to exist between them.

6.            No Waiver. The failure of any party to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

7.            Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of jurisdiction of the Company, without regard to conflicts of law rules.

8.            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or sent by facsimile or via a reputable international overnight courier service to the parties to the Company as first set forth above and to the Holder at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of confirmed receipt.

9.            Time is of the Essence. The parties agree that time is of the essence and each party shall retain the right of specific performance of the provisions herein without posting bond.

10.          Construction of Agreement The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

11.          Entire Agreement, Assignability, etc. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and shall not be assignable by operation of law or otherwise.

12.          Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

13.          Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement, and may be deemed duly executed and deemed duly delivered via facsimile.

14.          Successors and Assigns. This Agreement shall be binding on the legal representatives, successors and permitted assigns of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

LOTO INC.

By:	/s/ Stephen Knight
Name: STEPHEN KNIGHT
Title: CEO

NAC INVESTMENT LTD.

By:	/s/ Peter Strang
Name: PETER STRANG
Title: PRESIDENT